Exhibit 99.1

Staffing 360 Solutions Names David Faiman as Chief Financial Officer

Distinguished Finance Executive to Oversee Public Company Reporting and Support Staffing 360’s High Growth Acquisition Strategy

New York, NY – February 11, 2016 – Staffing 360 Solutions, Inc. (NASDAQ: STAF), a public company executing a global buy-and-build strategy through the acquisition of staffing organizations, with operations in the US and UK, announced today that David Faiman has been named Staffing 360 Solutions’ new Chief Financial Officer.

“Dave is a distinguished finance executive and a fantastic addition to our management team at Staffing 360 Solutions,” stated Brendan Flood, the Company’s Executive Chairman and Interim Chief Financial Officer. “With decades of experience at various international, multi-billion dollar enterprises, he will be a major asset as we continue to grow. In addition to his technical expertise in all areas of public company financial reporting, his emphasis on optimizing growth and raising capital is a perfect complement to our acquisition strategy in the United States and United Kingdom.”

With over 20 years of finance and accounting experience at both private and public companies, Mr. Faiman brings a high degree of knowledge and proficiency to his role as Chief Financial Officer. Prior to joining Staffing 360 Solutions, from 2013 to 2015, Mr. Faiman was Vice President of Financial Planning & Analysis as well as Chief Accounting Officer of Novitex Enterprise Solutions, Inc., a leading provider of solutions in the document outsourcing industry, owned by private equity firm Apollo Global Management, LLC.

“I’ve seen Staffing 360 Solutions grow quite rapidly through accretive acquisitions, in addition to its recent NASDAQ listing, and believe it has the potential to become a major force in the staffing industry,” said Mr. Faiman. “Putting my broad skillset to the test, I look forward to joining the team, enhancing our capital markets efforts and positioning Staffing 360 Solutions as a preeminent public company that can achieve its stated aims and deliver superior results along the way.”

Prior to Novitex, Mr. Faiman served in various senior executive roles, including acting Chief Financial Officer, during his almost 10-year tenure between 2004 to 2013 at Cengage Learning, Inc. (formerly Thomson Learning of Thomson Reuters), a leading educational content, technology, and services company for the higher education and K–12, professional and library markets worldwide. During this time, Mr. Faiman was part of the management team responsible for the coordination of a multi-billion private equity buyout of Cengage Learning by private equity firm Apax Partners LLP.

Mr. Faiman began his career at PricewaterhouseCoopers LLP in its Assurance and Business Advisory practice, where he managed multi-billion dollar global clients over an eight-year period. Mr. Faiman is a Certified Public Accountant and graduated summa cum laude with a Bachelor of Science in Business Administration from the University of Connecticut.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (NASDAQ: STAF) is a public company in the staffing sector engaged in the execution of a global buy-and-build strategy through the acquisition of domestic and international staffing organizations with operations in the US and UK. The Company believes the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $300 million. As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering and IT staffing space. For more information, please visit: www.staffing360solutions.com.

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Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to the timing and ability to enter into any additional acquisitions, as well as the size of future revenue. Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Specifically, in order for the Company to achieve annualized revenues of $300 million, the Company will need to successfully raise sufficient capital, to consummate additional target acquisitions, successfully integrate any newly acquired companies, organically grow its business, successfully defend current and any potential future litigation, as well as various additional contingencies, many of which are unknown at this time and generally out of the Company’s control. The Company can give no assurance that it will be able to achieve these objectives. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Investor Relations Firm:

PCG Advisory Group

Stephanie Prince, Managing Director

646.762.4518

sprince@pcgadvisory.com

Corporate Investor Contact:

Staffing 360 Solutions, Inc.

Darren Minton, Executive Vice President

212.634.6413

darren@staffing360solutions.com

Financial Contact:

Staffing 360 Solutions, Inc.

Wade Pearson, Senior Vice President of Finance

212.634.6423

info@staffing360solutions.com